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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE
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E*TRADE Media Contact:                    SOFTBANK Media Contact:
----------------------                    -----------------------
Kim Shepherd or Tim Ryan                  Shawn Sehy
The Dilenschneider Group, Inc.            SOFTBANK Corp.
312/553-0700                              +81-3-5642-8000
kshepherd@dgi-chicago.com
tryan@dgi-chicago.com

                        E*TRADE AND SOFTBANK ANNOUNCE
                        STRATEGIC INVESTMENT AGREEMENT

PALO ALTO, CA, June 3, 1998 -- Further cementing their ongoing relationship, E*TRADE Group Inc. (Nasdaq: EGRP), a leading, branded popular destination Web site for online investing services, and SOFTBANK CORP. (TSE: 9984), the largest software distributor in Japan, today announced that they have entered into an agreement whereby SOFTBANK may, at E*TRADE's option, make an investment of up to $50 million through the purchase of E*TRADE common stock.

      "Since SOFTBANK first invested venture capital funds in E*TRADE two years ago, we have developed a strong bond between our two companies. We are naturally quite pleased with this agreement as it signals the commitment of a very successful global corporation to our company and our ability to continue to grow our online investing business profitably worldwide," said Christos M. Cotsakos, President and Chief Executive Officer of E*TRADE Group, Inc.

      "E*TRADE has earned our financial support by anticipating the needs of its demanding, self-directed customer base and acting quickly and decisively to take the steps to ensure that it maintains its position as an innovative industry leader," said Masayoshi Son, President and Chief Executive Officer of SOFTBANK CORP. "We are happy to make this financial commitment to a company we consider an excellent business partner with an outstanding future."

      According to Son and Cotsakos, the agreement calls for SOFTBANK to exercise its options, at E*TRADE's discretion, over the next 18 months. Under the terms of the agreement, any stock purchased by SOFTBANK will be held for a minimum of two years. The purchase of the shares is subject to all applicable regulatory approvals.
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E*TRADE-SOFTBANK INVESTMENT ANNOUNCEMENT/Page 2

About SOFTBANK

      SOFTBANK CORP. is a leading provider of information and distribution services for the digital information industry. In Japan, SOFTBANK is the largest distributor of computer technology publications. In the U.S., SOFTBANK owns approximately 72 percent of Ziff-Davis Inc. (NYSE: ZD), 29 percent of Yahoo! Inc. (Nasdaq: YHOO) and 80 percent of Kingston Technology Company.

About E*TRADE

      A leading branded, popular destination Web site for online investing services, E*TRADE has established a popular destination Web site for self-directed investors. The company offers independent investors the convenience and control of automated stock, options, and mutual funds order placement at low commission rates, along with a suite of value-added products and services that can be personalized, including portfolio tracking, Java-based charting and quote applications, real-time market commentary and analysis, news, and other information services.

      Customers can access E*TRADE at http://www.etrade.com on the Internet
                                      ---------------------
as well as through WebTV; via Prodigy; via AT&T Worldnet; via Microsoft Investor; by GO ETRADE on CompuServe; with the keyword ETRADE on America Online; via personal digital assistant; and via the TELE*MASTER interactive telephone system. E*TRADE Securities and its parent company, E*TRADE Group, Inc., are headquartered in Palo Alto, California.

      E*TRADE is a registered trademark of the Company. TELE*MASTER is a trademark of E*TRADE Securities, Inc. All other trademarks are properties of their respective owners. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially.

      The uncertainties and risks include, but are not limited to, changes in market activity, the development of new products and services, the enhancement of existing products and services, competitive pressures, system failures, economic or political conditions, and the introduction of competing products having technological and/or other advantages. Further information about these matters can be found in the information included in the annual report filed by the Company with the SEC on Form 10-K and quarterly reports on Form 10-Q.

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